SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2012

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

17 South Briar Hollow Lane, Suite 100, Houston TX		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e-4c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 26, 2012, the Board of Directors (the “Board”) of Adams Resources & Energy, Inc. (the “Company”) determined that it was in the best interest of the Company to separate the role of Chairman of the Board from the role of Chief Executive Officer (“CEO”).  Accordingly, the Board approved the appointment of Frank T. Webster as the Company’s CEO replacing K. S. Adams, Jr., Chairman and Founder of the Company.  Mr. Adams will retain his position as Chairman of the Board.

Mr. Webster, age 63, has served as the Company’s President and Chief Operating Officer and as a director on the Board since May 2004.  Mr. Webster was previously President and Chief Executive Officer of Duke Capital Partners, a business unit of Duke Energy.  Prior to joining Duke, he was a partner and managing director of Andersen’s energy corporate finance group.  He also spent 20 years in energy and corporate banking with First City Bank-Houston where he was Executive Vice President.  He is a member of the Independent Petroleum Association of America and the Houston Producers’ Forum.  Mr. Webster will remain in his positions as the Company’s President and Chief Operating Officer as well as act as the Company’s CEO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: September 27, 2012	By: /s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer